Exhibit 99.1

CHARLES & COLVARD REPORTS FIRST QUARTER
FISCAL 2019 FINANCIAL RESULTS

- Profitability Achieved with Positive Net Income and Earnings Per Share of $0.01 -

- E-commerce Site and Marketplaces Fuel 49% Net Sales Growth in Online Channels -

- Strong Gross Margin Improvement to 45% -

- Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET -

RESEARCH TRIANGLE PARK, N.C. – November 1, 2018 – Charles & Colvard, Ltd. (Nasdaq: CTHR), the original and leading worldwide source of created moissanite, reported financial results for the quarter ended September 30, 2018 (“first quarter Fiscal 2019”). For the first quarter Fiscal 2019, the Company reported net sales of $6.6 million and $0.01 earnings per share.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “This quarter is an excellent indicator of the profitability and scalability inherent in our business. Even in the traditionally slow, pre-holiday sales period, we generated solid revenue growth in Online Channels and finished jewelry. We delivered a profitable quarter based on this e-commerce revenue growth, combined with attractive product margins and prudent expense control. We believe this progress provides strong momentum as we head into the holiday season.”

“We are also excited about the recent achievements we have made in expanding our global retail presence. Our new partnership with iconic retailer Macy’s provides broad access to a large, attractive customer base and demonstrates how savvy retailers are responding to strong consumer interest in ethically-sourced products, such as lab-created gemstones,” Ms. Miglucci continued.

“In addition, we are executing on our strategic initiative to target the large global market opportunity with a growth strategy that’s flexible, scalable and capital efficient. We can drive rapid return on investment by accessing key international online marketplaces, such as Amazon’s global sites, and by driving cross-border sales on our website through a robust technology platform,” Ms. Miglucci concluded.

Recent Corporate Highlights

•	Initiated a new strategic retail partnership with Macy’s providing online customers with a curated collection of jewelry featuring Moissanite by Charles & Colvard®;
•	Entered new international markets using an agile, low-cost approach providing Charles & Colvard moissanite jewelry on established marketplaces including Amazon sites in Spain, Italy, France, Germany, and Australia, along with Australian sites eBay and Catch;
•	Enhanced the Company’s ability to drive international sales through its U.S.-based e-commerce site, through the implementation of a cross-border trade technology platform that provides a personalized, on-site experience and seamless buying process for customers outside of the U.S.;

•	Introduced a new exclusive line of bridal and fine jewelry, the Charles & Colvard Signature Collection, featuring Forever One™ moissanite set in patent pending designs inspired by the Company’s floret logo, brand and commitment to quality, sustainability and ethical practices;
•	Expanded presence with existing retail partners in brick-and-mortar stores with additional bridal, fine jewelry and loose gemstones;
•	Moved to a first-party retail relationship with the world’s largest retailer, providing direct integration, increased brand presence and significantly expanded product listings;
•	Launched an online curated collection with a national specialty off-price retailer including high-quality and competitively-priced jewelry featuring Moissanite by Charles & Colvard®; and
•	Entered into a new $5 million asset-based revolving credit facility with White Oak Commercial Finance, LLC providing lower fees, improved terms and flexibility in capital structure.

Financial Summary for First Quarter Fiscal 2019
(Quarter Ended September 30, 2018 Compared to Quarter Ended September 30, 2017)

•	Net sales were $6.6 million for the quarter, an increase of 6% compared with $6.2 million in the year-ago quarter.
•	Finished jewelry net sales were $2.6 million for the quarter, an increase of 21% compared with $2.1 million in the year-ago quarter.
•	Loose jewel net sales were $4.0 million for the quarter, a decrease of 1% compared with $4.1 million in the year-ago quarter.
•	In the Company’s Online Channels segment, which consists of e-commerce outlets including charlesandcolvard.com, third-party online marketplaces, drop-ship and other pure-play, exclusively e-commerce outlets, net sales increased 49% to $3.1 million, or 47% of total net sales for the quarter, compared with $2.1 million, or 33% of total net sales in the year-ago quarter.
•	In the Company’s Traditional segment, which consists of wholesale, retail, and historically, television customers, net sales decreased 15% to $3.5 million, or 53% of total net sales for the quarter, compared with $4.1 million, or 67% of total net sales in the year-ago quarter.
•	Operating expenses were $2.9 million for the quarter, flat compared with the year-ago quarter.
•	Net income for the quarter was $110,000, or $0.01 per share, compared with a net loss of $175,000, or $0.01 net loss per share, in the year-ago quarter.

Financial Position

Cash, cash equivalents and restricted cash totaled $2.2 million at September 30, 2018, a decrease of $1.2 million from $3.4 million at June 30, 2018. The Company had no debt outstanding as of September 30, 2018. Total inventory was $32.8 million at September 30, 2018 compared with $31.8 million at June 30, 2018.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. ET on Thursday, November 1, 2018. Please note that there will be an accompanying slide presentation, which will be available in the Investor Relations section of the Charles & Colvard website at http://ir.charlesandcolvard.com/events.

A replay of this conference call will be available until November 8, 2018 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10125603. The call will also be available live and for replay in the Investor Relations section of the Company’s website at http://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard (Nasdaq: CTHR) believes luxury can be beautiful and conscientious. As an e-commerce-driven business, the Company uses innovative technology and sustainable practices to lead a revolution in the jewelry industry. As the original pioneer of lab-created moissanite, a rare gemstone formed from silicon carbide, Charles & Colvard delivers a brilliant product at a revolutionary value that meets the needs of today’s discerning customer. Jewelry consumers seek Charles & Colvard products because of their exceptional quality as well as their environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in the Research Triangle Park, North Carolina. For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer awareness, acceptance, and growth of sales of our products resulting from our strategic initiatives; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; our ability to maintain compliance with The Nasdaq Stock Market’s continued listing requirements; intense competition in the worldwide gemstone and jewelry industry; the financial condition of our major customers and their willingness and ability to market our products; dependence on a limited number of distributor and retail partners in our Traditional segment; dependence on our exclusive supply agreement with Cree, Inc., for the supply of our silicon carbide, or SiC, crystals; general economic and market conditions, including the current economic environment; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; the potential impact of seasonality on our business; the impact of natural disasters on our operations; the pricing of precious metals, which is beyond our control; our current customers’ potential perception of us as a competitor in the finished jewelry business; the impact of significant changes in e-commerce opportunities, technology, or models; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; the potential adverse effect of December 2017 U.S. tax legislation; our ability to protect our intellectual property; the potential adverse impact of negative or inaccurate social media commentary; risks of conducting business in foreign countries; the failure to evaluate, implement, and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Transition Report on Form 10-KT for the transition period ended June 30, 2018 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Investor Relations

Jenny Kobin

800-695-0650

Jenny.Kobin@IRAdvisory.com

-Financial Tables Follow-

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,
	2018	2017
Net sales	$6,594,706	$6,208,808
Costs and expenses:
Cost of goods sold	3,613,748	3,483,603
Sales and marketing	1,641,125	1,757,007
General and administrative	1,224,775	1,137,736
Research and development	-	489
Total costs and expenses	6,479,648	6,378,835
Income (Loss) from operations	115,058	(170,027)
Other expense:
Interest expense	(346)	(5)
Loss on foreign currency exchange	(29)	-
Other expense	(13)	-
Total other expense	(388)	(5)
Income (Loss) before income taxes	114,670	(170,032)
Income tax expense	(4,767)	(4,507)
Net Income (Loss)	$109,903	$(174,539)

Net income (loss) per common share:
Basic	$0.01	$(0.01)
Diluted	$0.01	$(0.01)

Weighted average number of shares used in computing net income (loss) per common share:
Basic	21,454,977	21,218,468
Diluted	21,658,516	21,218,468

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018 (unaudited)	June 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$2,086,565	$3,393,186
Restricted cash	133,217	-
Accounts receivable, net	2,086,046	1,765,722
Inventory, net	10,782,176	10,979,891
Prepaid expenses and other assets	988,008	916,162
Total current assets	16,076,012	17,054,961
Long-term assets:
Inventory, net	21,975,251	20,848,647
Property and equipment, net	1,200,448	1,144,198
Intangible assets, net	72,577	34,833
Other assets	388,516	389,868
Total long-term assets	23,636,792	22,417,546
TOTAL ASSETS	$39,712,804	$39,472,507

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,093,010	$4,170,952
Accrued expenses and other liabilities	787,806	618,945
Total current liabilities	4,880,816	4,789,897
Long-term liabilities:
Deferred rent	354,332	393,051
Accrued income taxes	475,893	471,126
Total long-term liabilities	830,225	864,177
Total liabilities	5,711,041	5,654,074
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 21,598,069 and 21,705,173 shares issued and outstanding at September 30, 2018 and June 30, 2018, respectively	54,247,296	54,243,816
Additional paid-in capital	15,032,018	14,962,071
Accumulated deficit	(35,277,551)	(35,387,454)
Total shareholders’ equity	34,001,763	33,818,433
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$39,712,804	$39,472,507

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$109,903	$(174,539)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	108,216	104,558
Stock-based compensation	71,176	119,103
(Recovery of) provision for uncollectible accounts	(312)	67,000
Provision for (recovery of) sales returns	25,000	(74,000)
Provision for (recovery of) inventory reserves	49,000	(3,000)
Recovery of accounts receivable discounts	(2,936)	-
Changes in operating assets and liabilities:
Accounts receivable	(342,076)	(612,754)
Inventory	(977,889)	(1,662,098)
Prepaid expenses and other assets, net	(70,494)	(91,331)
Accounts payable	(77,942)	1,019,483
Deferred rent	(38,719)	(34,541)
Accrued income taxes	4,767	4,507
Accrued expenses and other liabilities	168,861	196,567
Net cash used in operating activities	(973,445)	(1,141,045)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(164,099)	(19,651)
Intangible assets	(38,111)	(509)
Net cash used in investing activities	(202,210)	(20,160)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	2,251	-
Net cash provided by financing activities	2,251	-

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,173,404)	(1,161,205)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	3,393,186	6,289,111
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$2,219,782	$5,127,906

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$-
Cash paid during the period for taxes	$-	$-

Reconciliation to Condensed Consolidated Balance Sheets:	September 30, 2018	June 30, 2018
Cash and cash equivalents	$2,086,565	$3,393,186
Restricted cash	133,217	-
CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$2,219,782	$3,393,186